Exhibit 21

Subsidiaries

American Eagle Outfitters, Inc., a Delaware Corporation, has the following wholly owned subsidiaries:
AE Admin Services Co LLC, a Ohio Limited Liability Company
AE Direct Co. LLC, a Delaware Limited Liability Company

AE Distribution Direct Co., LLC, a Delaware Limited Liability Company
AE Holdings Co., a Delaware Corporation
AE North Holdings Co, a Canadian (Nova Scotia) Unlimited Liability Company
AE Outfitters Retail Co., a Delaware Corporation

AE Regional Distribution Co., LLC, a Delaware Limited Liability Company
AE Retail West LLC, a Delaware Limited Liability Company

AEO Asia Trading, a People’s Republic of China Trust

AEO Employment Services Co., LLC, a Delaware Limited Liability Company

AEO Europe Retail Co. B.V., a Netherlands Limited Liability Company

AEO International Holdings LLC, a Delaware Limited Liability Company

AEO International Trading Corp., a Cayman Islands Exempted Company

AEO Israeli Services Co, a Delaware Corporation

AEO Management Co., a Delaware Corporation

AEO PR Holding, a Cayman Islands Exempted Company

AEO Realty Co LLC, a Delaware Limited Liability Company

American Eagle CDN Hold Co., a Delaware Corporation

American Eagle Mexico Imports, S. de R.L. de C.V., a Mexican Limited Liability Company

American Eagle Mexico Retail, S. de R.L. de C.V., a Mexican Limited Liability Company

American Eagle Outfitters Asia Limited, a Hong Kong Limited Liability Company

American Eagle Outfitters Canada Corporation, a Canadian (Nova Scotia) Unlimited Liability Company

Blue Star Imports, L.P., a Pennsylvania Limited Partnership

BSI Imports Company, LLC, a Delaware Limited Liability Company

Linmar Realty Co II LLC, a Delaware Limited Liability Company

Quiet Strategic Investments, LLC, a Delaware Limited Liability Company

Retail Distribution East LLC, a Delaware Limited Liability Company

Retail Distribution West LLC, a Delaware Limited Liability Company

Retail Royalty Company, a Nevada Corporation

The Original Real Co., a Delaware Corporation

Todd Snyder, Inc., an Iowa Corporation